                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                        CONCORDE CAREER COLLEGES, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                         CONCORDE CAREER COLLEGES, INC.

                                 5800 Foxridge
                                   Suite 500
                             Mission, Kansas 66202

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 25, 2000

TO ALL STOCKHOLDERS:

          Notice is hereby given that the Annual Meeting of the Stockholders (the "Annual Meeting") of Concorde Career Colleges, Inc., a Delaware corporation (the "Company"), will be held on Thursday, May 25, 2000, at 9:00 a.m., Central Time, at 5800 Foxridge, Suite 500, Mission, Kansas, for the following purposes:

          (1) To elect the members of the Board of Directors for the ensuing year or until their successors are duly elected and qualified;

          (2) To ratify the appointment of independent public accountants for the Company for 2000;

          (3)  To approve the 2000 Long-Term Executive Compensation Plan; and

          (4) To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

          The Board of Directors has fixed the close of business on April 6, 2000 as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

                                   BY THE BOARD OF DIRECTORS


                                   Lisa M. Henak
                                   Secretary

Dated:  April 13, 2000

                       IMPORTANT - YOUR PROXY IS ENCLOSED

YOU ARE URGED TO SIGN, DATE AND MAIL YOUR PROXY EVEN THOUGH YOU MAY PLAN TO ATTEND THE ANNUAL MEETING. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES USING THE ENCLOSED ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE BY PROXY OR YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON. BY RETURNING YOUR PROXY PROMPTLY, A QUORUM WILL BE BETTER ASSURED AT THE ANNUAL MEETING, WHICH WILL PREVENT COSTLY FOLLOW-UP AND DELAYS.

QUAD=CENTER)

                         CONCORDE CAREER COLLEGES, INC.

                                 5800 Foxridge
                                   Suite 500
                             Mission, Kansas 66202


                          ANNUAL MEETING OF STOCKHOLDERS
                              TO BE HELD MAY 25, 2000


                                PROXY STATEMENT

          The proposals in the accompanying proxy are solicited by the Board of Directors of Concorde Career Colleges, Inc. (the "Company") for use at its annual meeting of Stockholders ("Annual Meeting") to be held on Thursday, May 25, 2000, at 9:00 a.m., Central Time, at 5800 Foxridge, Suite 500, Mission, Kansas, and any adjournment or postponement thereof. Shares of the Company's common stock, par value $0.10 per share ("Common Stock") and Class B Voting Convertible Preferred Stock, par value $0.10 per share ("Voting Preferred Stock") represented by duly executed proxies received prior to the Annual Meeting will be voted at the Annual Meeting. If a holder of Common Stock or Voting Preferred Stock ("Stockholder") specifies a choice on the proxy card with respect to any matter to be acted upon, its, his or her shares will be voted in accordance with the instructions made therein with respect to the proposals described in this Proxy Statement. None of the proposals are related to or conditioned upon the approval of any other proposal. Any Stockholder giving a proxy has the power to revoke it at any time before it is voted by giving written notice of revocation or a properly executed proxy bearing a later date to the Secretary of the Company. Attendance at the Annual Meeting will not in and of itself constitute the revocation of a proxy.

          The Company will bear all the costs of solicitation of proxies. In addition to the use of the mails, proxies may be solicited by personal contact, telephone, facsimile or telegraph by the persons named in the accompanying proxy card, and the Company may reimburse brokers or other persons holding Common Stock or Voting Preferred Stock in their names or in the names of nominees for their expenses in sending proxy soliciting material to beneficial owners. This Proxy Statement and the accompanying form of proxy are being mailed or given to Stockholders on or about April 13, 2000.

          Only Stockholders of record at the close of business on April 6, 2000 (the "Record Date") will be entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, the Company had 7,940,629 shares of Common Stock and 55,147 shares of Voting Preferred Stock issued and outstanding and entitled to vote at the Annual Meeting. Each outstanding share of Common Stock is entitled to one vote and each outstanding share of Voting Preferred Stock is entitled to twenty (20) votes on each matter brought to a vote. Provided a quorum is present, the affirmative vote of a (a) plurality of the shares of Common Stock and Voting Preferred Stock voting together as a class is required for the election of each nominee for director and (b) a majority of the votes cast by the holders of Common Stock and Voting Preferred Stock present in

                              Proxy Statement - 1
person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter is required for (i) the ratification of the appointment of independent public accountants for the Company for 2000 and (ii) the approval of the 2000 Long-term Executive Compensation plan. Stockholders do not have any dissenters' rights regarding any of the above matters.

          Votes that are cast against the proposals are counted both for purposes of determining the presence or absence of a quorum for the transaction of business and for purposes of determining the total number of votes cast on a given proposal. Abstentions will be counted for purposes of determining both the presence or absence of a quorum for the transaction of business and the total number of votes cast on a given proposal, and therefore will have the same effect as a vote against a given proposal. Shares held by a broker in "street name" and for which the beneficial owner of such shares has not executed and returned to such broker a proxy card indicating voting instructions may be voted on a discretionary basis by such broker with respect to the election of directors and ratification of the appointment of the auditors.

          Management of the Company does not know of any matter, other than those referred to in the accompanying Notice of Annual Meeting, which is to come before the Annual Meeting. If any other matters are properly presented for action at the Annual Meeting, it is intended that the persons named in the accompanying proxy card, or their substitutes, will vote in accordance with their judgment of the best interests of the Company on such matters.



          (The remainder of this page was left blank intentionally.)

                              Proxy Statement - 2

                  STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

          The Company has two classes of voting securities, Common Stock and Voting Preferred Stock (collectively, the "Voting Securities"). Holders of the Voting Preferred Stock vote with the Common Stock, as a single class, on all matters brought before a vote of the holders of Common Stock. Each share of Voting Preferred Stock is convertible into twenty (20) shares of Common Stock and has voting rights equal to twenty (20) shares of Common Stock. The following table sets forth the respective voting rights of the outstanding shares of Voting Securities as of April 6, 2000.


                               Outstanding              Number of
                                 Shares                   Votes          %
                               -----------              ---------      -----

Common Stock                    7,940,629               7,940,629        88%
Voting Preferred Stock             55,147               1,102,940        12%
                                                        ---------       ----

     Total Number of Votes                              9,043,569       100%


          The following table sets forth with respect to Voting Securities (i) the only persons known by the Company to be beneficial owners of more than five percent (5%) of the Voting Securities, (ii) the shares of Voting Securities beneficially owned by all directors and named executive officers of the Company and nominees for director, and (iii) the shares of Voting Securities beneficially owned by directors and executive officers as a group, as of April 6, 2000.



                                          Common Stock                  Voting Preferred Stock           Total Voting Securities
                                 -----------------------------------------------------------------------------------------------
   Name of Beneficial Owner        Amount(2)     % of Class(3)        Amount(2)         % of Class(3)       Voting Rights (%)
---------------------------      ------------    -------------      -----------        --------------      -------------------
Robert F. Brozman Trust(1)        2,485,324           31.3%             ---             ---                       27.5%
Cahill, Warnock Strategic(1)        508,333(4)         6.4         53,309(4)           96.7%                      17.4
  Partners Fund, L.P.
Nelson Obus(1)                      598,790(5)         7.6              ---             ---                        6.6
Jack L. Brozman(1)                3,597,048(6)        43.4              ---             ---                       38.3
James R. Seward(1)                   28,333(7)         *            1,838(7)            3.3    *
Thomas K. Sight(1)                   15,063(8)         *                  *             ---    *
David L. Warnock(1)                 508,333(4)         6.4         53,309(4)           96.7                       17.4%
All Directors and Executive       4,164,777(9)        50.1%        55,147              100%                       55.9%
  Officers as a Group
  (5 persons)


                              Proxy Statement - 3

*     Less than one percent (1%)

(1) Addresses: Robert F. Brozman Trust, 5800 Foxridge, Mission, Kansas 66202; Cahill, Warnock Strategic Partners Fund, L.P., One South Street, Suite 2150, Baltimore, Maryland 21202; Nelson Obus, One Penn Plaza, Suite 4720, New York, New York 10119-0002; Jack L. Brozman, 5800 Foxridge, Mission, Kansas 66202; David L. Warnock, One South Street, Suite 2150, Baltimore, Maryland 21202; James R. Seward, 3520 W. 75th Street, Suite 104, Prairie Village, Kansas 66208; and Thomas K. Sight, 607 N. Blue Parkway, Lee's Summit, MO 64063.

(2) Unless otherwise indicated by footnote, nature of beneficial ownership of securities is direct, and beneficial ownership as shown in the table arises from sole voting and investment power.

(3) The percentage of class is calculated pursuant to Rule 13d-3(d) of the Securities Exchange Act of 1934 ("Exchange Act").

(4) Includes 500,000 shares of Common Stock, 50,414 shares of Voting Preferred Stock owned by Cahill, Warnock Strategic Partners Fund, L.P., 2,895 shares of Voting Preferred Stock owned by Strategic Associates, L.P and 8,333 Common shares exercisable pursuant to options held by David L. Warnock. These Voting Securities have a total of 1,574,513 voting rights.

(5) Includes 70,000 shares held jointly with Eve E. Coulson, the spouse of Mr. Obus, 350,790 shares owned by Wynnefield Partners Small Cap Value, L.P., 149,000 shares owned by Channel Partnership II, L.P., and 29,000 shares owned by Wynnefield Partners Small Cap Off Shore, L.P. Mr. Obus is general partner of these partnerships.

(6) Includes 2,485,324 shares held by the Robert F. Brozman Trust, of which Jack L. Brozman is trustee, 771,724 shares held directly and 340,000 shares exercisable pursuant to options.

(7) Includes 8,333 Common shares exercisable pursuant to options. These Voting Securities, Common and Voting Preferred Stock have a combined total of 65,093 voting rights.

(8) Includes 8,333 Common shares exercisable pursuant to options and 6,730 Common shares held jointly with Faye Sight, Mr. Sight's spouse.

(9) Includes 380,999 Common shares which are exercisable pursuant to options. For purpose of this table and pursuant to Rule 13d-3(d) of the Exchange Act, shares underlying options are deemed beneficially owned if such options are exercisable within 60 days of April 1, 2000.

           (The remainder of this page was left blank intentionally)

                              Proxy Statement - 4

                      PROPOSAL ONE - ELECTION OF DIRECTORS

          The number of directors constituting the Company's Board of Directors may range from three to six. The Board currently consists of four directors. The Board has nominated four directors for election at the Annual Meeting and may fill the vacancies for the two remaining director positions at some later time. The shares of Voting Securities represented by the enclosed proxy will be voted, unless otherwise indicated, for the election of the four nominees for director named below. A stockholder's voting securities can not be voted by proxy or otherwise for more than four directors. The directors to be elected at the Annual Meeting will serve for one year or until their successors are duly elected and qualified. In the unanticipated event that any nominee for director should become unavailable, the Board of Directors, at its discretion, may designate a substitute nominee, in which event such shares will be voted for such substitute nominee.

       Name of Nominee             Served                        Principal Occupation for Last Five Years
        for Director                Since          Age                       and Directorships
-----------------------------   -------------   ----------   -------------------------------------------------
Jack L. Brozman                      1986           49       Chairman of the Board and Treasurer of the
                                                             Company since June 1991.  President and Chief
                                                             Executive Officer of the Company since November
                                                             1998 and from June 1991 until April 1997.
                                                             President and Chief Executive Officer, Chairman
                                                             of the Board and Treasurer of  Cencor, Inc.
                                                             ("Cencor") from June 1991 to December 1999.  Mr.
                                                             Brozman has also been a director of Cencor since
                                                             1979.

James R. Seward                      1997           47       Executive Vice President and Chief Financial
(1)(2)                                                       Officer of Seafield Capital Corporation from
                                                             1990 to 1997, a public holding company located
                                                             in Kansas City, Missouri.  President and Chief
                                                             Executive Officer of the SLH Corporation from
                                                             1997 to 1998, a public holding company located
                                                             in Shawnee Mission, Kansas, and  manager of
                                                             Seward & Company, L.L.C. since 1998.  Mr. Seward
                                                             is a director of Lab One Inc., Response
                                                             Oncology, Inc., and Syntroleum Corporation, each
                                                             a public company.

Thomas K. Sight                      1989           49       President of Bob Sight Lincoln Mercury for more
(1)(2)                                                       than the prior five years, an automobile
                                                             dealership located in Overland Park, Kansas.
                                                             Chief Executive Officer of Bob Sight Ford for
                                                             more than the prior five years located in Lee's
                                                             Summit, Missouri.

                              Proxy Statement - 5

       Name of Nominee             Served                        Principal Occupation for Last Five Years
        for Director                Since          Age                       and Directorships
-----------------------------   -------------   ----------   -------------------------------------------------
David L. Warnock                     1997           42       Managing Member of Cahill, Warnock & Company,
(1)(2)                                                       LLC and a general partner of Cahill, Warnock
                                                             Strategic Partners, L.P. from July 1995 to
                                                             present, each is located in Baltimore, Maryland.
                                                             Vice President, T. Rowe Price Associates from
                                                             July 1983 to July 1995.  Mr. Warnock is a
                                                             director of Environmental Safeguards, Inc.,
                                                             Touchtone Applied Science Associates, Inc. and
                                                             Children's Comprehensive Services, Inc., each a
                                                             public company.


__________
(1)  Member of Compensation Committee.
(2)  Member of Audit Committee.


          "THE BOARD OF DIRECTORS RECOMMEND THAT YOU VOTE "FOR" THE
                          NOMINEES SET FORTH ABOVE."

          The Board of Directors of the Company held three meetings and acted by unanimous written consent on four occasions in 1999. The Compensation Committee held one meeting in 1999. The Compensation Committee reviews salaries of certain officers and bonuses of executive officers, administers the Company's stock option plans and generally administers the Company's compensation program. The Audit Committee, which is responsible for oversight of the Company's financial reports, held one meeting in 1999. The Company's Board of Directors does not have a nominating committee. Last year, each director attended at least 75% of the Board meetings (and at least 75% of the meetings of committees on which he served) during the period for which he was a director (or committee member).

                           COMPENSATION OF DIRECTORS
                           -------------------------

          Each non-officer director is paid an annual retainer of $2,500 and a director's fee of $250 for meetings of the Board of Directors and Committees which he attends. Officer-directors do not receive fees for attendance at meetings. The Company paid a total of $9,750 in Director fees during 1999. The Company awarded each non-officer director an option to purchase 8,333 shares of Common Stock on March 30, 1999. The options vested immediately and were awarded at a price of $0.563, the fair market value on the date of grant.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
          -----------------------------------------------------------

          The Compensation Committee consists entirely of non-employee directors of the Company and there are no Compensation Committee interlocks with other companies. Certain stockholders of the Company have agreed to vote the Voting Securities held by them in favor of certain directors. See "Certain Transactions".

                              Proxy Statement - 6

                               EXECUTIVE OFFICERS

          In addition to Jack L. Brozman, listed in the previous table, the following persons served as executive officers of the Company during 1999. Each executive officer is appointed by the Board of Directors annually and will serve until reappointed or until his successor is appointed and qualified.

            Name of
       Executive Officer                Age                    Principal Occupation for Last Five Years
--------------------------------   --------------   ---------------------------------------------------------------


Diana D. Hawkins-Jenks                  49          Employed by the Company since December 1997 as Vice President
                                                    Human Resources.  Vice President Human Resources of LaPetite
                                                    Academy, Inc. from 1989 to 1997.

William A. Johnson, Jr.                 49          Executive Vice President and Chief Operating Officer of the
                                                    Company since September 1998.  Director of Heald Colleges
                                                    School of Technology, Sacramento, California from 1993 to 1998.

Paul R. Gardner                         40          Vice President and Chief Financial Officer of the Company
                                                    since November 1998.  Controller of the Company from September
                                                    1994 to November 1998.  Employed as Controller and Assistant
                                                    Controller of LaPetite Academy Inc. from September 1988 to
                                                    August 1994.

Larry Jackson                           53(1)       Vice President of Academic Affairs of the Company since May
                                                    1999.  Educational consultant to Denver Technical College from
                                                    1998 to 1999.  Employed in various positions at Denver
                                                    Technical College from 1994 to 1997 including Director, Center for Industry Management Solutions, Director of Academic
                                                    Affairs and Campus Director.

Vickey S. Cook                          45(2)       Vice President Compliance and Financial Aid of the Company
                                                    from May 1996 to May 1999.  Employed by the Company from 1988 to 1996 as Regional Compliance Administrator, National
                                                    Compliance Administrator, Operations Manager-SCI, Special
                                                    Projects Coordinator, and National Director Financial Aid and
                                                    Compliance.

          (1) Mr. Jackson resigned from the Company in February 2000.

              (2) Ms. Cook resigned from the Company in May 1999.

                              Proxy Statement - 7

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

          The following table provides certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Chief Executive Officer of the Company and the other most highly compensated executive officers of the Company whose salary and bonus exceeded $100,000 for the years ended December 31, 1999, 1998, and 1997.

                           SUMMARY COMPENSATION TABLE

                                              Annual Compensation                 Long Term Compensation
                                                                               Securities         All Other
               Name and                                                        Underlying       Compensation
          Principal Position             Year   Salary ($)   Bonus ($)        Options (#)            ($)
--------------------------------------   ----   ----------   ---------       --------------     -------------
Jack L. Brozman,                         1999     200,000           0             80,000(2)         11,000
Chairman of the Board and Treasurer      1998     157,000           0             80,000(2)              0
 of the Company(1)                       1997     145,000      19,000             80,000(2)              0

William A. Johnson, Jr.                  1999     125,000           0             10,000(3)              0
Executive Vice President and Chief       1998           *           0                  *                 0
 Operating Officer of the Company

Dr. Robert R. Roehrich, (4)              1999           0           0                  0           177,000
President and Chief Executive Officer    1998     193,000           0            115,000(5)         15,000
                                         1997     167,000      40,000            115,000(5)              0

Michael S. Savely(6)                     1998           0           0                  0                 0
Sr. Vice President-Operations            1997      67,000       7,000                  0            52,000

M. Gregg Gimlin(7)                       1998      66,000           0                  0            41,000
Vice President, Chief Financial          1997           *           *                  0                 0
 Officer

_________
*    Salary, bonus and all other compensation did not exceed $100,000.

(1) Mr. Brozman also received compensation as CEO of Cencor in 1999, 1998 and 1997, which compensation is not reflected in the above Summary Compensation Table. From January 1, 1998 to November 12, 1998 Mr. Brozman devoted approximately 50% of his time on Company matters. Subsequent to his appointment to President and CEO, Mr. Brozman devotes approximately 90% of his time to Company matters.

(2) On February 25, 1997, the Company's Compensation Committee granted to Mr. Brozman an option to purchase 400,000 shares of the Company's Common Stock under the 1994 Incentive Stock Option Plan (the "1994 Plan"), of which 80,000 shares vested in 1997, 80,000 shares vested in 1998 and 80,000 shares vested in 1999. On January 11, 1999 the Company's compensation committee granted to Mr. Brozman an option to purchase 100,000 shares of common stock under the 1998 Long-Term Executive Compensation Plan of which 20,000 shares vested in 2000. See "Option Grants, Exercises and Holdings".

(3) Mr. Johnson was awarded an option to purchase 50,000 shares of the Company's common stock on September 1, 1998, of which 10,000 vested in 1999.

(4) Dr. Roehrich resigned effective November 12, 1998 and was paid severance compensation of $15,000 in 1998 and $177,000 in 1999.

                              Proxy Statement - 8

(5) On April 1, 1997, the Compensation Committee granted to Dr. Roehrich an option to purchase 575,000 shares of Common Stock under the 1994 Plan, of which 115,000 shares vested in both 1997 and 1998.

(6) Mr. Savely resigned from the Company in July 1997 and was paid severance compensation in the amount of $52,000 in 1997.

(7) Mr. Gimlin resigned effective September 21, 1998 and was paid severance compensation in the amount of $41,000 in 1998.


                     Option Grants, Exercises and Holdings
                     -------------------------------------

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                                        Potential realizable value
                                                                                                         at assumed annual rates of
                                                                                                          stock price appreciation
                                          Individual Grants                                                   for option term*
  ---------------------------------------------------------------------------------------------------------------------------------
                            Number of          Percent of total
                            securities           options/SARS
                            underlying            granted to          Exercise or
                           options/SARS          employees in             base           Expiration
Name                      granted (#)(1)(2)       fiscal year         price($/Sh)           Date             5% ($)        10% ($)

(a)                            (b)                    (c)                 (d)               (e)               (f)             (g)
-----------------------------------------------------------------------------------------------------------------------------------
Jack L. Brozman,             100,000                 30.5%              $0.50            1/11/2004           55,000         82,000
Chairman of the
Board and
Treasurer

William A. Johnson,           30,000                  9.1%             $0.50            1/11/2009           25,000         49,000
Jr., Executive Vice
 President and Chief
 Operating Officer
-----------------------------------------------------------------------------------------------------------------------------------

* The dollar amounts set forth under those columns are the result of calculations of the 5% and 10% rates set by the Securities and Exchange Commission and are not intended to forecast possible future appreciation.

(1) On January 11, 1999, Mr. Brozman was granted an option to purchase 100,000 shares of the Company's Common Stock, of which 20,000 Shares vested January 11, 2000.

(2) On January 11, 1999 Mr. Johnson was granted an option to purchase 30,000 shares of the Company's Common Stock, of which 6,000 shares were vested on January 11, 2000.

The following table provides information with respect to the named executive officers concerning options exercised during 1999 and unexercised options held as of the end of the Company's last fiscal year:

                              Proxy Statement - 9

                                      AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                                               LAST FISCAL YEAR END OPTION VALUES
----------------------------------------------------------------------------------------------------------------------------


                         Shares                                 Number of securities               Value of Unexercised
                       Acquired on            Value             underlying Unexercised              In-the-Money Options
     Name              Exercise (#)        Realized($)          Options at FY-End (#)                 at FY-End ($)(1)

                                                              Exercisable/Unexercisable           Exercisable/Unexercisable

Jack L. Brozman,
Chairman of the
Board and Treasurer      600,000           208,000(2)              340,000/160,000                      6,000/26,000
----------------------------------------------------------------------------------------------------------------------------
William A. Johnson, Jr         0                 0                  16,000/64,000                       2,000/8,000
Exec.Vice  President,
 Chief Operating
 Officer
----------------------------------------------------------------------------------------------------------------------------


(1) Based on the difference between the mean of the closing bid and asked prices of the Common Stock on December 31, 1999 ($ 0.82) and the exercise price of the options.

(2) Based on the difference between the closing price of the Common Stock on February 2, 1999 ($0.50) and the exercise price of the options.


Employment Contract, Termination of Employment and Change in Control
Arrangements

          The Company entered into an employment agreement (the "Employment Agreement") with Dr. Robert R. Roehrich effective April 1, 1997. The Employment Agreement had no stated term and provided that Dr. Roehrich would receive a $200,000 base salary, adjusted annually, for serving as the Company's President and Chief Executive Officer. Dr. Roehrich would receive annual bonus payments of at least $40,000 to be adjusted upward upon the Company's achievement of performance-based objectives, and options to purchase 575,000 shares of Common Stock vesting in 115,000 increments each year until 2001. The Agreement also provided that Dr. Roehrich would receive certain benefits including medical, dental and life insurance benefits provided under the Company standard benefit plans, four weeks of paid vacation per year and a leased Company car. The Employment Agreement also provided that in the event that Dr. Roehrich was terminated by the Company other than for cause, or if Dr. Roehrich should decide to leave employment with the Company, the Company would pay Dr. Roehrich severance pay equal to one year of his base salary. Dr. Roehrich resigned effective November 12, 1998. The severance pay will be ratably paid bi-monthly through November 1999. Unexercisable options for 345,000 shares of common stock were canceled as a result of Dr. Roehrich's resignation and 230,000 vested options expired and were cancelled in February 1999.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

          The Compensation Committee of the Board of Directors is comprised of Thomas K. Sight, James R. Seward and David L. Warnock. On an annual basis, the Compensation Committee reviews the salaries and bonuses of the executive officers and other employees, administers the 1998 Stock Option Plan, and 1994 Plan (collectively, the "Stock Option Plans"), and any non-qualified stock options, and oversees the administration of the Company's compensation program.

          In accordance with Securities and Exchange Commission rules designed to enhance disclosure of companies' policies toward executive compensation, the following report is submitted by the above listed committee members in their capacity as the Board's Compensation

                              Proxy Statement - 10

Committee. The report addresses the Company's compensation policy as it related to the executive officers for 1999.

          General Compensation Policy. The Compensation Committee of the Board of Directors was, and continues to be, guided by a belief that executive compensation should reflect the profitability and appreciation in the value of the Company (as reflected by the Company's net income or loss and market value of Common Stock), while at the same time taking into account surrounding economic pressures, individual performance and retention of key executive officers. The Compensation Committee has not yet adopted a policy with respect to the $1,000,000 limitation on deductibility of executive compensation under
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), since current compensation levels fall significantly below that amount.

          The Compensation Committee believes that the following are the important qualitative considerations in setting executive compensation:

          . Compensation should reflect the overall performance of the Company and the executive officer and his or her contribution to the Company's profitability;

          .  Compensation should correlate to measurable performance criteria;

          .  Compensation should attract and retain valued executive officers;
             and

          . Compensation should reflect the executive officers' abilities to effectively direct the Company during difficult economic conditions.

          Calendar Year 1999 Compensation. To accomplish this compensation policy in 1999, the Company's executive compensation package integrates: (i) annual base salary, (ii) bonuses based upon individual agreements utilizing various objective performance goals, and (iii) stock option grants or vesting under the Stock Option Plans. The compensation policies, as implemented, endeavor to enhance the profitability of the Company (and, thus, stockholder value) by tying the financial interests of management with those of the Company.

          Base Salary. As a general matter, an executive officer's base salary is subjectively positioned so as to reflect the experience and performance of such executive officer and the performance of the Company. The Compensation Committee initially determines the amount of base salary based on factors such as prior level of pay, quality of experience, and responsibilities of position. Salaries at companies of comparable size, with whom the Company must compete for talent, are also considered. Thereafter, the Compensation Committee grants raises subjectively based on overall Company performance (net income or loss, earnings per share and market value of Common Stock) and the executive officer's individual performance based on performance reviews.

          The amount of 1999 raises to the executive officers' base salaries was subjectively determined by the Chairman of the Board, and President, Mr. Brozman, with the approval of the

                              Proxy Statement - 11

Compensation Committee. The decisions to raise the base salary was, in part, based on Mr. Brozman's subjective evaluation of each officer's performance. Such raises in base salaries ranged from approximately 5% to 26% of their previous year's base salary in 1999.

          Bonuses. The Company has certain bonus agreements in place with executive officers which couple objective corporate performance criteria, based on such officer's area of responsibilities, with annual cash compensation.
Under such bonus agreements, the executive officers receive a specified percentage of revenue increases after a minimum revenue level, as set by the Compensation Committee, is achieved. The aggregate bonuses are capped. The performance criteria in the bonus agreements of the executive officers differ depending on the amount of responsibility maintained by such executive officers. The Company granted no such bonuses to any of its executive officers in 1999.

          Incentive Stock Option Awards. The Board of Directors and Compensation Committee also award stock options to executive officers, as well as management personnel, under the Stock Option Plans. The Committee believes that stock options are an effective incentive for executives to create value for stockholders since the value of an option bears a direct relationship to appreciation in the Company's stock price. Obviously, when stockholder value decreases, stock options granted to management either decrease in value or have no value. Conversely, when stock prices increase, the stock option becomes more valuable.

          The determination of whether to grant stock options to executive officers, whether on an aggregate or individual basis, is in the sole discretion of the Compensation Committee. In making the determination, the Committee examines: (i) the Company's performance, as determined by its operating and net income (loss), earnings per share and the market price of the Common Stock, (ii) the relation of long-term compensation to short-term (cash) compensation, (iii) the number and exercise price of options held by each executive officer, (iv) the total stock holdings of the executive officer, (v) the individual performance of the executive (subjectively determined by Mr. Brozman and other executives, except with respect to Mr. Brozman's compensation, with respect to which the Compensation Committee evaluates such performance), and (vi) the potential contribution of the executive to the Company. The Compensation Committee does not separately weigh such criteria, but rather subjectively and informally views the mix of information with respect to each executive officer.

          With respect to such criteria, the Compensation Committee granted options under the Stock Option Plans for 205,000 shares to executive officers during 1999. Mr. Brozman was granted 100,000 of those options during 1999.

          The options granted during 1999 were incentive stock options ("ISOs") under the Code, which means that the officers will not have to pay taxes, and the Company will not receive a tax deduction, upon exercise of the options.

          Chief Executive Officer Compensation. Jack L. Brozman, Chief Executive Officer of the Company since November 1998, is subject to the same general compensation package as the other executives. The Compensation Committee subjectively determined Mr. Brozman's compensation. In its annual review of Mr. Brozman's salary, the Compensation Committee

                              Proxy Statement - 12
considers, among other factors, the responsibilities and individual performance and the performance of the Company. Salaries at companies of comparable size, with whom the Company must compete for talent, are also considered. Mr. Brozman assumed the additional duties and responsibilities of Chief Executive Officer ("CEO") in November 1998. Mr. Brozman received a 27% increase in his base annual salary in 1999. The Compensation Committee considered Mr. Brozman's past performance, contributions to Company performance and his additional duties as CEO in determining his salary.

          Summary. The Compensation Committee believes that the executive officers of the Company are dedicated to achieving significant improvements in long-term financial performance and that the compensation policies and programs contribute to achieving this focus. The Compensation Committee believes that the compensation levels during 1999 adequately reflect the Company's compensation goals and policies.

          The Compensation Committee report is submitted by:

          Thomas K. Sight, David L. Warnock and James R. Seward

          Certain Transactions. On February 25, 1997, the Company entered into agreements, which soon thereafter closed, with Cahill, Warnock Strategic Partners Fund, LP and Strategic Associates, LP, affiliated Baltimore-based venture capital funds ("Cahill-Warnock"), for the issuance by the Company and purchase by Cahill-Warnock of: (i) 55,147 shares of the Company's new Class B Voting Convertible Preferred Stock ("Voting Preferred Stock") for $1.5 million, and (ii) 5% Debentures due 2003 ("New Debentures") for $3.5 million (collectively, the "Cahill Transaction"). Cahill-Warnock subsequently assigned (with the Company's consent) its rights and obligations to acquire 1,838 shares of Voting Preferred Stock to James Seward, a Director of the Company, and Mr. Seward purchased such shares for their purchase price of approximately $50,000. The New Debentures have non-detachable warrants ("Warrants") for approximately 2,573,529 shares of Common Stock, exercisable beginning August 25, 1998, at an exercise price of $1.36 per share of Common Stock. No warrants were exercised as of December 31, 1999. Approximately $4.4 million of the Cahill-Warnock transaction funds were used to satisfy Cencor obligations and all obligations due Cencor were paid, redeemed, or otherwise satisfied on that date, except for a continuing obligation to convey written-off receivables which was fulfilled in January 1998.

          The Voting Preferred Stock has the right to vote, as a class with the Common Stock (with each share of Voting Preferred Stock having the equivalent voting power of 20 shares of Common Stock), on all matters presented to holders of Common Stock. Each share of Voting Preferred Stock is convertible into 20 shares of Common Stock at the election of the holder for no additional consideration. The Voting Preferred Stock is entitled to a 12% annual dividend beginning February 25, 2001, and a 15% annual dividend beginning February 25, 2003. The Voting Preferred Stock is mandatorily convertible into Common Stock upon the successful completion by the Company of a common equity offering greater than $20 million at a price greater than $4 per share of Common Stock. Cahill-Warnock also has certain preemptive rights in future issuance's of stock by the Company. The Voting Preferred Stock has an increasing dividend rate; therefore the Voting Preferred Stock's carrying value has been discounted. This

                              Proxy Statement - 13
discount is being amortized over the period from issuance until the perpetual dividends are payable in 2003 to yield a constant dividend rate of 15%. The amortization is recorded as a charge against retained earnings and as a credit to the carrying amount of the Voting Preferred Stock. The amortization for the year ended December 31, 1999, was $165,000.

          Pursuant to a Stockholders' Agreement among Cahill-Warnock, Messrs. Brozman and Seward, the Robert F. Brozman Trust (who at the time of this agreement, together, held an aggregate of 52.8% of the outstanding Voting Securities and options to purchase 1,000,000 shares of Common Stock) and the Company, such holders have agreed to certain restrictions on the transfer of Voting Securities held by them. Such holders also agreed to allow the Voting Preferred Stockholders the right to nominate two directors. In addition, such holders agreed at each annual meeting of stockholders to vote all of their respective shares in favor of the election of all of the persons nominated in accordance with the Stockholder's Agreement, which includes the two directors nominated by the Voting Preferred Stockholders.

                            RELATIONSHIP WITH CENCOR

          Cencor was dissolved in December 1999. Prior to the dissolution the Company and Cencor shared certain personnel, namely Jack L. Brozman (in the positions described above), and Lisa M. Henak who was Secretary and Assistant Treasurer of both companies. While there had been no assurance that potential conflicts could not have risen as a result of sharing the named personnel, the resolution of any such conflicts were negotiated between the Company and Cencor, based upon the conflicting needs of the two companies, the financial condition of the Company, if relevant, and overall fairness to each of the parties. No material conflicts existed as a result of the relationship.

                              Proxy Statement - 14

                              COMPANY PERFORMANCE

          The following graph shows a comparison of cumulative total returns for the Company, the Nasdaq market index and the Company's Peer Group (defined below) since the close of business on December 31, 1994.

                    COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                     AMONG CONCORDE CAREER COLLEGES, INC.,
                          NASDAQ INDEX AND PEER GROUP


                             [GRAPH APPEARS HERE]


          The total cumulative return on investment (change in the year end stock price plus reinvested dividends) for each of the periods for the Company, Nasdaq market index and the Company's peer group is based on the stock prices at the close of business on December 31, 1994, assuming a $100 investment. The return for the Company is based on a December 31, 1994 per share price of $0.13 and a December 31, 1999 per share price of $.82. The above performance graph, prepared by Media General Financial Services, Inc., compares the annual performance of the Company with that of the Nasdaq market index and the Peer Group with investment weighted on market capitalization. The Company changed its Peer Group during 1999 to more appropriately reflect comparisons to other similarly capitalized colleges & universities. This "Peer Group" includes the following companies: Apollo Group, Inc., Argosy Education Group, Caliber Learning Network, Career Education Corp., Corinthian Colleges, Inc., Edutrek International, Inc., Quest Educational Corp., Scientific Learning Corp., Strayer Education, Inc., Student Advantage, Inc., and Whitman Education Group. Argosy, Corinthian, Scientific Learning and Student Advantage were added to the Peer Group in 1999.

                              Proxy Statement - 15

         PROPOSAL TWO - RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

          For 1999, PricewaterhouseCoopers LLP examined the financial statements of the Company and its subsidiaries, including reports to Stockholders, the Securities and Exchange Commission and other.

          The Board of Directors has selected and appointed
     PricewaterhouseCoopers LLP as the independent public accountants for the Company for the year ending December 31, 2000.

          The following resolution will be offered at the Annual Meeting:

          "RESOLVED, the action of the Board of Directors in appointing PricewaterhouseCoopers LLP as the independent public accountants of the Company for the year ending December 31, 2000 is hereby ratified."

          It is not anticipated that representatives of PricewaterhouseCoopers LLP will attend the Annual Meeting. If, however, representatives are present at the Annual Meeting, there will be an opportunity for them to make a statement and be available to respond to questions by Stockholders.

          "THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S PUBLIC ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2000."

          PROPOSAL THREE - APPROVAL OF CONCORDE CAREER COLLEGES, INC.

                   2000 LONG-TERM EXECUTIVE COMPENSATION PLAN

Introduction

          On March 21, 2000 the Board of Directors unanimously adopted, subject to stockholder approval, the Concorde Career Colleges, Inc. 2000 Long-Term Executive Compensation Plan (the "Plan"). The Board of Directors believes that the Plan will be effective in attracting executives and key employees to Concorde Career Colleges, Inc. and its subsidiary corporations (collectively, the "Company") and in providing long-term incentives and rewards to those executives and key employees responsible for the continued growth of the Company. Approximately 100 persons would be considered "key employees", including all of the Company's executive officers, and would be eligible to participate in the Plan. The Board also believes that stock options, incentive stock options and other awards granted under the Plan will provide a form of incentive that aligns the economic interests of management and other key employees with those of the Company's stockholders.

          The substantial majority of the awards to be granted under the plan will be incentive stock options meeting the requirements of Section 422 of the Code. Section 422 of the Code specifically requires, that in order for an option to qualify as an ISO, such option must be granted

                              Proxy Statement - 16
within ten years from the date the applicable stock option plan is adopted, or the date such plan is approved by the stockholders, whichever is earlier. No ISOs may be granted under the Plan after March 21, 2010.

          The following discussion summarizes the material features of the Plan. Such discussion is, however, qualified in its entirety by reference to the full text of the Plan, which is attached to this proxy statement as Exhibit A.

          The Plan provides that awards may be granted thereunder at any time prior to March 21, 2010, on which date such Plan will terminate except as to awards than outstanding.

MATERIAL FEATURES OF THE PLAN

          ADMINISTRATION. The Plan will be administrated by the Compensation Committee of the Board of Directors of the Company (the "Committee"). Members of the Committee who are also employees of the Company are eligible to participate in the Plan. The Committee will have authority to determine, within the limits of the express provisions of the Plan, the individuals to whom awards will be granted, the nature, amount and terms of such awards and the objectives and conditions for earning such awards.

          TYPES OF AWARDS. Awards under the Plan may include shares of Common Stock of the Company ("Common Stock"), restricted shares of Common Stock ("Restricted Shares"), nonqualified stock options, ISOs, stock appreciation rights ("SARs"), performance shares, performance units, as well as other types of awards that the Committee in its discretion may determine are consistent with the objectives and limitations of the Plan. Restricted Shares are shares of Common Stock issued to a recipient subject to such terms and conditions, including, without limitation, forfeiture or resale to the Company, and to such restrictions against sale, transfer or other disposition, as the Committee may determine at the time of issuance. A SAR is the right to receive cash, Common Stock, or both based on the increase of the market value of the shares of Common Stock covered by such SAR from the initial date of the performance period for such SAR to the date of exercise. A "performance share" is the right to receive, upon satisfying designated performance goals within a performance period, cash, Common Stock or both, based on the market value of shares of Common Stock covered by such performance shares at the close of the performance period. A "performance unit" is the right to receive cash, Common Stock or both upon satisfying designated performance goals within a performance period.

          The Committee may determine that all or a portion of an award may be deferred, that it may be vested at such times and upon such terms as the Committee may select, or that a recipient must be an employee at the time the award is paid or exercised. An employee may be granted multiple awards covering any number of shares of Common Stock under the Plan. The Plan provides that ISOs may be granted to a recipient during a calendar year only if the aggregate fair market value (determined as of the time an ISO is granted) of Common stock with respect to which ISOs are exercisable for the first time by such recipient during any calendar year under the Plan and any other "incentive stock option plans" maintained by the Company does not exceed the sum of $100,000. No ISO will be exercisable later than ten years after the date it is granted.

                              Proxy Statement - 17

          Neither the Company nor any subsidiary corporation shall receive any consideration from the recipient of an award at the time that the award is granted.

          ELIGIBLE EMPLOYEES. The Committee may grant awards to any officer or key employee of the Company or any of its direct or indirect subsidiary corporations. The employees who will be participants in the Plan have not yet been determined by the Committee. It is estimated that, as of the date of the Company's annual meeting, approximately 100 employees will be eligible to participate in the Plan if such Plan were currently in effect. No ISO may be granted to an employee who owns stock possessing more than 10% of the combined voting power of all classes of stock of the Company.

          AWARDS TO BE GRANTED UNDER THE PLAN. The exact types and amounts of any awards to be made by the Committee to any eligible employees pursuant to the Plan are not presently determinable. As a result of the discretionary nature of the Plan, it is not possible to state who the participants in such Plan will be in the future, the numbers of the options or other awards to be received by any person or group, or the benefits or amounts to be received by certain persons or groups under the Plan. The Compensation Committee presently expects that awards of ISOs will be made if the Plan is approved by the stockholders, but the eligible employees to whom such ISOs will be granted, other material conditions upon their exercise, and the number of shares to be subject to such ISOs are not yet determinable. In the exercise of its discretion under the Plan, the Committee may choose to grant other types of awards under such Plan or may choose to grant no awards under such Plan.

          ASSIGNABILITY. No award granted pursuant to the plan shall be transferable or assignable by its recipient other than by will or the laws of descent and distribution.

          SHARES SUBJECT TO THE PLAN. An aggregate of 250,000 shares of Common Stock is reserved for issuance under the Plan. All of such shares may be issued in connection with the exercise of ISOs. Shares of Common Stock not actually issued (as a result, for example, of the lapse of an option, the failure of a recipient to earn an award or the payment of an award in cash or a combination of cash and Common Stock) are available for additional grants. Shares of Common Stock to be delivered or purchased under the Plan may be either authorized but unissued Common Stock or treasury shares.

          ANTI-DILUTION PROTECTION. In the event of any changes in the capital structure of the Company, including a change resulting from a stock dividend or stock split, or combination or reclassification of shares, the Board of Directors shall make such equitable adjustments with respect to awards or any provisions of the Plan as it deems necessary and appropriate, including, if necessary, any adjustment in the maximum number of shares of Common Stock subject to the Plan or the number of shares of Common Stock subject to an outstanding award.

          MARKET VALUE RESTRICTIONS. The amounts of certain awards are based on the market value of a share of Common Stock at a specified point in time. The exercise price per share of Common Stock under each nonqualified stock option or ISO granted under the Plan, which is paid to the Company at the time of exercise, shall be determined by the Committee, but shall not be less than the market value of such Common Stock on the day of grant of such option. The

                              Proxy Statement - 18
exercise price for each option will remain constant during the life of the option, subject to adjustment pursuant to the anti-dilution provisions of the Plan described above. The market value of a share of Common Stock on the date an SAR is granted shall be the base value of such SAR. On April 6, 2000, the last reported sale price of the Company's Common Stock on the OTC Bulletin Board was $.50 per share.

          AMENDMENTS AND TERMINATION. The Board of Directors may at any time terminate or amend the Plan, provided that no such action may be taken that affects any rights or obligations with respect to any awards theretofore made under the Plan without the consent of the recipient. No amendment may be made that would increase the maximum number of shares of Common Stock that may be issued under the Plan (unless such increase is a result of a change in the capital structure of the Company), change the termination date of the Plan, or delete or amend the market value restrictions contained in the Plan on the stock option exercise price or the base value of a SAR without the prior approval of the holders of a majority of the outstanding shares of Common Stock represented in person or by proxy at a duly constituted meeting of stockholders. No awards may be made under the Plan after March 21, 2008, on which date such plan shall terminate, except as to awards then outstanding thereunder. All outstanding awards under the Plan will expire no later than March 21, 2018.

FEDERAL INCOME TAX CONSEQUENCES.

          The Company has been advised by its counsel that the federal income tax consequences of the issuance and/or exercise of awards under the Plan are as described below. The following information is not a definitive explanation of the tax consequences of the awards. Recipients should consult with their own tax advisors with respect to the tax consequences inherent in the ownership and/or exercise of the awards, and the ownership and disposition of any underlying securities.

          COMMON STOCK AWARDS. The recipient of a Common Stock award will recognize ordinary income for federal income tax purposes at the time of receipt of Common Stock in an amount equal to the fair market value of the Common Stock received. The Company will be entitled to a deduction for such amount as and when the ordinary income is recognized by the recipient. Upon disposition of any Common Stock received, the recipient will recognize long-term or short-term capital gain or loss, depending upon the period during which such recipient has held the shares, in an amount equal to the difference between the selling price and the fair market value of such shares on the date of receipt.

          RESTRICTED SHARES. A recipient will not be taxed at the date of an award of Restricted Shares, but will be taxed at ordinary income rates on the fair market value of any Restricted Shares as of the date that the restrictions lapse (less the amount, if any, the recipient paid for the Restricted Shares), unless the recipient, within 30 days after transfer of such Shares to the recipient, elects under Section 83(b) of the Code to include in income the fair market value of the Restricted Shares as of the date of such transfer (less the amount, if any, the recipient paid for the Restricted Shares). The Company will be entitled to a corresponding deduction. Any disposition of shares after restrictions lapse will be subject to the regular rules governing long-term and short-term capital gains and losses, with the tax basis for this purpose equal to the fair market value of

                              Proxy Statement - 19
the shares at the end of the restricted period (or the date of the transfer of the restricted shares, if the employee elects to be taxed on the fair market value upon such transfer). Dividends received by a recipient during the restricted period will be taxable to the recipient at ordinary income tax rates and will be deductible by the Company as compensation expense unless the recipient has elected to be taxed on the fair market value of the restricted shares upon transfer, in which case they will thereafter be taxable to the employee as dividends and will not be deductible by the Company.

          INCENTIVE STOCK OPTIONS. A recipient who is granted an ISO will not recognize any taxable income for federal income tax purposes, either on the grant or exercise of the ISO. However, the excess of the fair market value of the Common Stock received upon the exercise of the ISO over the exercise price will be an adjustment to the recipient's alternative minimum taxable income and may be subject to alternative minimum tax ("AMT"). For AMT purposes only, the basis of the Common Stock acquired upon the exercise of the ISO is increased by the amount of such excess ("AMT Basis").

          If the recipient disposes of the shares purchased pursuant to the ISO more than two years after the date of grant and more than one year after the transfer of the shares to him (the required statutory "holding period"), (a) the recipient will recognize long-term capital gain or loss, as the case may be, equal to the difference between the selling price and the exercise price; and
(b) the Company will not be entitled to a deduction with respect to the shares of stock so issued. For AMT purposes, the gain will be the difference between the sales price and the AMT Basis.

          If the holding period requirements are not met, any gain realized upon disposition will be taxed to the recipient as ordinary income to the extent of the excess of the lesser of (i) the fair market value of the shares at the time of exercise, or (ii) the amount, if any, realized on the disposition over the exercise price. The Company will be entitled to a deduction in the year of disposition in an amount equal to the ordinary income recognized by the recipient. Any additional gain will be taxed as short-term or long-term capital gain, depending upon the holding period for the stock.

          NONQUALIFIED STOCK OPTIONS. The recipient of a nonqualified stock option under the Plan will not recognize any income for federal income tax purposes on the grant of the option. Generally, on the exercise of the option, the recipient will recognize taxable ordinary income equal to the difference between the fair market value of the shares on the exercise date and the exercise price for the shares. The Company generally will be entitled to a deduction on the date of exercise in an amount equal to the ordinary income recognized by the recipient. Upon disposition of the shares purchased pursuant to the stock option, the recipient will recognize long-term or short-term capital gain or loss, as the case may be, equal to the difference between the amount previously recognized by the recipient as ordinary income.

          STOCK APPRECIATION RIGHTS. A recipient who is granted SARs will not recognize any taxable income on the receipt of the SARs. Upon the exercise of a SAR, (a) the recipient will recognize ordinary income equal to the amount received (the increase in the fair market value of one share of the Company's Common Stock from the date of grant of the SAR to the date of

                              Proxy Statement - 20
exercise), and (b) the Company will be entitled to a deduction on the date of exercise in an amount equal to the ordinary income recognized by the recipient.

          PERFORMANCE SHARES AND PERFORMANCE UNITS. A recipient of performance shares or performance units will not recognize any income or federal income tax purposes on the date of the grant of the right to receive performance shares or units. The recipient will recognize ordinary income for federal tax purposes at the time of receipt of cash and/or Common Stock with respect to the performance shares or units in an amount equal to the excess, if any, of the fair market value of the performance shares or units on the date received over the price of the performance shares or units on the date of grant. The Company will be entitled to a deduction on the date of receipt of the performance shares by the recipient in an amount equal to the ordinary income recognized by the recipient. Upon disposition of any stock received, the recipient will recognize long-term or short-term gain or loss depending upon the period for which he or she has held the stock in an amount equal to the difference between the selling price and the fair market value of the stock on the date of receipt.

          TAX WITHHOLDING BY THE COMPANY. The Plan authorizes the Company to deduct from any awards under the Plan paid in cash any required withholding of federal, state, local or foreign taxes with respect to such awards (the "Taxes"). The Plan further provides that awards made under the Plan payable in shares of Common Stock may provide the recipient with an election to have the Company withhold shares of Common Stock to satisfy all or part of any obligations to withhold Taxes, with the value of such withheld shares based upon their fair market value on the date the tax withholding is required to be made.

          ALTERNATIVE MINIMUM TAX. In addition to the federal income tax consequences described above, a recipient may be subject to the AMT, which is payable only to the extent that it exceeds the recipient's regular tax liability. The AMT is assessed on the recipient's alternative minimum taxable income in excess of an exemption amount that varies by filing status. For purposes of computing the AMT, the alternative minimum taxable income is equal to taxable income (a) increased by tax preference items, and (b) increased or reduced by certain AMT "adjustments" (for an example, see the above discussion under "Federal Income Tax Consequences - Incentive Stock Options). The exemption amount must be reduced by 25% of the amount by which the alternative minimum taxable income exceeds certain specified dollar amounts. In no event shall the exemption amount be reduced below zero. Federal law currently provides for a minimum tax credit that may be applied against the recipient's regular tax liability in years following a year in which the recipient is subject to AMT. The minimum tax credit is limited to the excess, if any, of the regular tax over the tentative AMT for the year. Any credit not used because of the limitation may be carried forward indefinitely.

          EFFECTIVE DATE. The Plan shall be effective immediately on the date of its approval by the stockholders of the Company.

          VOTE REQUIRED. The affirmative vote of the holders of a majority of the shares of the Common Stock and Voting Preferred Stock represented and entitled to vote on this proposal at the annual meeting of stockholders will constitute their approval of the Plan.

                              Proxy Statement - 21

          The Board of Directors believes that the adoption of the Plan will promote the interests of the Company and its stockholders and enable the Company to continue to attract, retain and reward persons important to the Company's success. The Plan is designed to enhance the identity of the interests of the recipients of awards with the interests of the Company's stockholders. As such, the Board of Directors believes that the approval of the Plan is in the best interests of the Company and its stockholders.

          "THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE 2000 LONG-TERM EXECUTIVE COMPENSATION PLAN."

                       SECTION 16(a) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

          Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and holders of more than 10% of the Company's common stock to file with the Securities and Exchange Commission reports of their respective beneficial ownership, and changes in such beneficial ownership, in the Company's voting securities, and the Company is required to identify any of those persons who fail to file such reports on a timely basis. Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company with respect to the Company's last fiscal year, all required filings were filed on a timely basis.

                             STOCKHOLDER PROPOSALS

          In the event any Stockholder intends to present a proposal at the annual meeting of Stockholders to be held in 2001, such proposal must be received by the Company, in writing, on or before December 19, 2000, to be considered for inclusion in the Company's next proxy statement for such meeting.

                        VOTING PROXIES AND OTHER MATTERS

          Proxies will be voted in accordance with the choices specified on the proxy card. If no choice is specified, shares will be voted: (i) "FOR" the nominees for director listed on the proxy and in this Proxy Statement; (ii) "FOR" ratification of the appointment of PricewaterhouseCoopers LLP as the independent public accountants for the Company for the year ending December 31, 2000; (iii) "FOR" approval of the 2000 Long-Term Executive Compensation Plan.

          Management of the Company does not intend to present any business to the Annual Meeting except as indicated herein and presently knows of no other business to be presented at the Annual Meeting. Should any other business come before the Annual Meeting, the persons named in the accompanying proxy card will vote the proxy in accordance with their judgment of the best interests of the Company on such matters.

                              Proxy Statement - 22

          WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN TO THE COMPANY THE ACCOMPANYING PROXY CARD. IF YOU ARE PRESENT AT THE ANNUAL MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                                   BY THE BOARD OF DIRECTORS



                                   Lisa M. Henak, Secretary
April 13, 2000

                              Proxy Statement - 23

                                   EXHIBIT A

                         CONCORDE CAREER COLLEGES, INC.

                   2000 LONG-TERM EXECUTIVE COMPENSATION PLAN

     1. PURPOSES. The purposes of this 2000 Long-Term Executive Compensation Plan are to provide incentives and rewards to those employees largely responsible for the success and growth of Concorde Career Colleges, Inc., and its subsidiary corporations and to assist all such corporations in attracting and retaining executives and other key employees with experience and ability.

     2.  DEFINITIONS.

     (a) AWARD means one or more of the following: shares of Common Stock, Restricted Shares, Stock Options, Incentive Stock Options, Stock Appreciation Rights, Performance Shares, Performance Units and any other rights which may be granted to a Recipient under the Plan.

     (b) COMMON STOCK means the Common Stock, $0.10 par value, of the Company.

     (c) COMPANY means Concorde Career Colleges, Inc., a Delaware corporation, and, unless the context otherwise requires, includes its subsidiary corporations and their respective divisions, departments and subsidiaries and the respective divisions, departments and subsidiaries of such subsidiaries.

     (d) INCENTIVE STOCK OPTION means a Stock Option which meets all of the requirements of an "incentive stock option" as defined in Section 422(b) of the Internal Revenue Code of 1986, as now in effect or hereafter amended (the "Internal Revenue Code").

     (e) PERFORMANCE PERIOD means that period of time specified by the Committee during which a Recipient must satisfy any designated performance goals in order to receive an Award.

     (f) PERFORMANCE SHARE means the right to receive, upon satisfying designated performance goals within a Performance Period, shares of Common Stock, cash, or a combination of cash and shares of Common Stock, based on the market value of shares of Common Stock covered by such Performance Shares at the close of the Performance Period.

     (g) PERFORMANCE UNIT means the right to receive, upon satisfying designated performance goals within a Performance Period, shares of Common Stock, cash, or a combination of cash and shares of Common Stock.

     (h) PLAN means this 2000 Long-Term Executive Compensation Plan, as the same may be amended from time to time.

     (i) RECIPIENT means an employee of the Company who has been granted an Award under the Plan.

     (j) RESTRICTED SHARE means a share of Common Stock issued to a Recipient hereunder subject to such terms and conditions, including, without limitation, forfeiture or resale to the Company, and to such restrictions against sale, transfer or other disposition, as the Committee may determine at the time of issuance.

     (k) STOCK APPRECIATION RIGHT means the right to receive, upon exercise of a Stock Appreciation Right granted under this Plan, shares of Common Stock, cash, or a combination of cash and shares of Common Stock, based on the increase in the market value of the shares of Common Stock covered by such Stock Appreciation Right from the initial day of the Performance Period for such Stock Appreciation Right to the date of exercise.

     (1) STOCK OPTION means the right to purchase, upon exercise of a Stock Option granted under this Plan, shares of the Company's Common Stock.

     3. ADMINISTRATION OF THE PLAN. The Plan shall be administered by a Compensation Committee (the "Committee") consisting of directors of the Company, to be appointed by and to serve at the pleasure of the Board of Directors of the Company. A majority of the Committee members shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, shall be valid acts of the Committee, however designated, or the Board of Directors of the Company if the Board has not appointed a Committee.

     The Committee shall have full power and authority to construe, interpret and administer the Plan and, subject to the powers herein specifically reserved to the Board of Directors and subject to the other provisions of this Plan, to make determinations which shall be final, conclusive and binding upon all persons including, without limitation, the Company, the shareholders of the Company, the Board of Directors, the Recipients and any persons having any interest in any Awards which may be granted under the Plan. The Committee shall impose such additional conditions upon the grant and exercise of Awards under this Plan as may from time to time be deemed necessary or advisable, in the opinion of counsel to the Company, to comply with applicable laws and regulations. The Committee from time to time may adopt rules and regulations for carrying out the Plan and written policies for implementation of the Plan. Such policies may include, but need not be limited to, the type, size and terms of Awards to be made to Recipients and the conditions for payment of such Awards.

     4. ABSOLUTE DISCRETION. The Committee may, in its sole and absolute discretion (subject to the Committee's power to delegate certain authority in accordance with the second paragraph of this Section 4), at any time and from time to time during the continuance of the Plan, (i) determine which employees of the Company shall be granted Awards under the Plan, (ii) grant to any employee so selected such an Award, (iii) determine the type, size and terms of Awards to be granted (subject to Sections 6, 10 and 11 hereof, as hereafter amended), (iv) establish objectives and conditions for receipt of Awards, (v) place conditions or restrictions on the payment or exercise of Awards, and (vi) do all other things necessary and proper to carry out the intentions of this Plan; provided, however, that, in each and every case, those Awards which are Incentive Stock Options shall contain and be subject to those requirements specified in Section 422 of the Internal Revenue Code and shall be granted only to those employees eligible thereunder to receive the same.

     The Committee may at any time and from time to time delegate to the Chief Executive Officer of the Company authority to take any or all of the actions that may be taken by the Committee as specified in this Section 4 or in other sections of the Plan in connection with the determination of Recipients, types, sizes, terms and conditions of Awards under the Plan and the grant of any such Awards, provided that any authority so delegated (a) shall apply only to Awards to employees of the Company that are not officers of Company under Regulation
Section 240.16a-l(f) promulgated pursuant to Section 16 of the Securities Exchange Act of 1934, and (b) shall be exercised only in accordance with the Plan and such rules, regulations, guidelines, and limitations as the Committee shall prescribe.

     5. ELIGIBILITY. Awards may be granted to any employee of the Company. No member of the Committee (other than any ex officio member) shall be eligible for grants of Awards under the Plan. An employee may be granted multiple forms of Awards under the Plan. Incentive Stock Options may be granted under the Plan to a Recipient during any calendar year only if the aggregate fair market value (determined as of the date the Incentive Stock Option is granted) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by such Recipient during any calendar year under the Plan and any other "incentive stock option plans" (as defined in the Internal Revenue Code) maintained by the Company does not exceed the sum of $100,000.

     6. STOCK SUBJECT TO THE PLAN. The total number of shares of Common Stock issuable under this Plan may not at any time exceed 250,000 shares, subject to adjustment as provided herein. All of such shares may be issued or issuable in connection with the exercise of Incentive Stock Options. Shares of Common Stock not actually issued pursuant to an Award shall be available for future Awards. Shares of Common Stock to be delivered or purchased under the Plan may be either authorized but unissued Common Stock or treasury shares.

     7.  AWARDS.

     (a) Awards under the Plan may include, but need not be limited to, shares of Common Stock, Restricted Shares, Stock Options, Incentive Stock Options, Stock Appreciation Rights, Performance Shares and Performance Units. The amount of each Award may be based upon the market value of a share of Common Stock. The Committee may make any other type of Award which it shall determine is consistent with the objectives and limitations of the Plan.

     (b) The Committee may establish performance goals to be achieved within such Performance Periods as may be selected by it using such measures of the performance of the Company as it may select as a condition to the receipt of any Award.

     8. VESTING REQUIREMENTS. The Committee may determine that all or a portion of an Award or a payment to a Recipient pursuant to an Award, in any form whatsoever, shall be vested at such times and upon such terms as may be selected by it.

     9.  DEFERRED PAYMENTS AND DIVIDEND AND INTEREST EQUIVALENTS.

     (a) The Committee may determine that the receipt of all, or a portion, of an Award or a payment to a Recipient pursuant to an Award, in any form whatsoever, shall be deferred. Deferrals shall be for such periods and upon such terms as the Committee may determine.

     (b) The Committee may provide, in its sole and absolute discretion, that a Recipient to whom an Award is payable in whole or in part at a future time in shares of Common Stock shall be entitled to receive an amount per share equal in value to the cash dividends paid per share on issued and outstanding shares as of the dividend record dates occurring during the period from the date of the Award to the date of delivery of such share to the Recipient. The Committee may also authorize, in its sole and absolute discretion, payment of an amount which a Recipient would have received in interest on (i) any Award payable at a future time in cash during the period from the date of the Award to the date of payment, and (ii) any cash dividends paid on issued and outstanding shares as of the dividend record dates occurring during the period from the date of an Award to the date of delivery of shares pursuant to the Award. Any amounts provided under this subsection shall be payable in such manner at such time or times, and subject to such terms and conditions as the Committee may determine in its sole and absolute discretion.

     10. STOCK OPTION PRICE. The purchase price per share of Common Stock under each Stock Option shall be determined by the Committee, but shall not be less than, market value (as determined by the Committee) of one share of Common Stock on the date the Stock Option or Incentive Stock Option is granted. Payment for exercise of any Stock Option granted hereunder shall be made (a) in cash, or
(b) by delivery of Common Stock having a market value equal to the aggregate option price, or (c) by a combination of payment of cash and delivery of Common Stock in amounts such that the amount of cash plus the market value of the Common Stock equals the aggregate option price.

     11. STOCK APPRECIATION RIGHT VALUE. The base value per share of Common Stock covered by an Award in the form of a Stock Appreciation Right shall be the market value of one share of Common Stock on the date the Award is granted.

     12. CONTINUATION OF EMPLOYMENT. The Committee shall require that a Recipient be an employee of the Company at the time an Award is paid or exercised. The Committee may provide for the termination of an outstanding Award if a Recipient ceases to be an employee of the Company and may establish such other provisions with respect to the termination or disposition of an Award on the death or retirement of a Recipient as it, in its sole discretion, deems advisable. The Committee shall have the sole power to determine the date of any circumstances which shall constitute a cessation of employment and to determine whether such cessation is the result of retirement, death or any other reason.

     13. REGISTRATION OF STOCK. Each Award shall be subject to the requirement that, if at any time the Committee shall determine that qualification or registration under any state or federal law of the shares of Common Stock, Restricted Shares, Stock Options, Incentive Stock Options, or other securities thereby covered or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of or in connection with the granting of such Award or the purchase of shares thereunder, the Award may not be paid or exercised in whole or in part unless and until such qualification, registration, consent or approval shall have been effected or obtained free of any conditions the Committee, in its discretion, deems unacceptable.

     14. EMPLOYMENT STATUS. No Award shall be construed as imposing upon the Company the obligation to continue the employment of a Recipient. No employee or other person shall have any claim or right to be granted an Award under the Plan.

     15. ASSIGNABILITY. No Award granted pursuant to the Plan shall be transferable or assignable by the Recipient other than by will or the laws of descent and distribution and during the lifetime of the Recipient shall be exercisable or payable only by or to him or her.

     16. DILUTION OR OTHER ADJUSTMENTS. In the event of any changes in the capital structure of the Company, including but not limited to a change resulting from a stock dividend or split-up, or combination or reclassification of shares, the Board of Directors shall make such equitable adjustments with respect to Awards or any provisions of this Plan as it deems necessary and appropriate, including if necessary, any adjustment in the maximum number of shares of Common Stock subject to the Plan the maximum number of shares that may be subject to one or more Awards granted to any one Recipient during a calendar year, or the number of shares of Common Stock subject to an outstanding Award.

     17. MERGER, CONSOLIDATION, REORGANIZATION, LIQUIDATION, ETC. If the Company shall become a party to any corporate merger, consolidation, major acquisition of property for stock, reorganization, or liquidation, the Board of Directors shall make such arrangements it deems advisable with respect to outstanding Awards, which shall be binding upon the Recipients of outstanding Awards, including, but not limited to, the substitution of new Awards for any Awards then outstanding, the assumption of any such Awards and the termination of or payment for such Awards.

     18. WITHHOLDING TAXES. The Company shall have the right to deduct from all Awards hereunder paid in cash any federal, state, local or foreign taxes required by law to be withheld with respect to such Awards and, with respect to Awards paid in other than cash, to require the payment (through withholding from the Recipient's salary or otherwise) of any such taxes. Subject to such conditions as the Committee may establish, Awards under the Plan payable in shares of Common Stock may provide that the Recipients thereof may elect, in accordance with any applicable regulations, to have the Company withhold shares, of Common Stock to satisfy all or part of any such tax withholding obligations, with the value of such withheld shares of Common Stock based upon their fair market value on the date the tax withholding is required to be made.

     19. COSTS AND EXPENSES. The cost and expenses of administering the Plan shall be borne by the Company and not charged to any Award nor to any Recipient.

     20. FUNDING OF PLAN. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Award under the Plan.

     21. AWARD CONTRACTS. The Committee shall have the power to specify the form of Award contracts to be granted from time to time pursuant to and in accordance with the provisions of the Plan and such contracts shall be final, conclusive and binding upon the Company, the shareholders of the Company and the Recipients. No Recipient shall have or acquire any rights under the Plan except such as are evidenced by a duly executed contract in the form thus specified. No Recipient shall have any rights as a holder of Common Stock with respect to Awards hereunder unless and until certificates for shares of Common Stock car Restricted Shares are issued to the Recipient.

     22. GUIDELINES. The Board of Directors of the Company shall have the power to provide guidelines for administration of the Plan by the Committee and to make any changes in such guidelines as from time to time the Board deems necessary.

     23. AMENDMENT AND DISCONTINUANCE. The Board of Directors of the Company shall have the right at any time during the continuance of the Plan to amend, modify, supplement, suspend or terminate the Plan, provided that in the absence of the approval of the holders of a majority of the shares of Common Stock of the Company present in person or by proxy at a duly constituted meeting of shareholders of the Company, no such amendment, modification or supplement shall
(i) increase the aggregate number of shares which may be issued under the Plan, unless such increase is by reason of any change in capital structure referred to in Section 16 hereof, (ii) change the termination date of the Plan provided in
Section 24, or (iii) delete or amend the market value restrictions contained in Sections 10 and 11 hereof, and provided further, that no amendment, modification or termination of the Plan shall in any manner affect any Award of any kind theretofore granted under the Plan without the consent of the Recipient of the Award, unless such amendment, modification or termination is by reason of any change in capital structure referred to in Section 16 hereof or unless the same is by reason of the matters referred to in Section 17 hereof.

     24. TERMINATION. The Committee may grant Awards at any time prior to March 21, 2010, on which date this Plan will terminate except as to Awards then outstanding hereunder, which Awards shall remain in effect until they have expired according to their terms or until March 21, 2020, whichever first occurs. No Incentive Stock Option shall be exercisable later than 10 years following the date it is granted.

     25. APPROVAL. This Plan shall take effect upon due approval by the shareholders of the Company.

                        CONCORDE CAREER COLLEGES, INC.
                        ANNUAL MEETING OF STOCKHOLDERS
                                 MAY 25, 2000
 THIS PROXY AND EACH OF THE PROPOSALS ARE SOLICITED ON BEHALF OF THE BOARD OF
                                   DIRECTORS

     The undersigned hereby appoints Jack L. Brozman and Lisa M. Henak, jointly and individually, as Proxies with full power of substitution and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Concorde Career Colleges, Inc., which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on May 25, 2000 or any adjournment or postponement thereof.

1. Election of Directors.

   [_]   FOR ALL NOMINEES LISTED BELOW                [_]   WITHHOLD AUTHORITY
       (except as marked to the contrary below)         to vote for all nominees
                                                        listed below

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name.)

    JACK L. BROZMAN, JAMES R. SEWARD, THOMAS K. SIGHT, and DAVID L. WARNOCK

2. Ratification and approval of the appointment of PricewaterhouseCoopers LLP as the independent public accountants for 2000.
                 [_]  FOR      [_]  AGAINST       [_]  ABSTAIN

3. Approval of the 2000 Long-term Executive Compensation Plan.
                 [_]  FOR      [_]  AGAINST       [_]  ABSTAIN

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDERS. NONE OF THE PROPOSALS ARE RELATED TO OR CONDITIONED ON THE APPROVAL OF ANY OTHER PROPOSAL. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES SET FORTH IN PROPOSAL 1, "FOR" PROPOSAL 2, AND "FOR" PROPOSAL 3.

Please date, sign and return this Proxy card by mail, postage prepaid.


                              DATED: _____________________________________, 2000

                              Signature: _______________________________________

                                       Signature if held jointly: ______________

                                        (Please sign exactly as name appears to
                                        the left. When stock is registered
                                        jointly, all owners must sign. When
                                        signing as attorney, executor,
                                        administrator, trustee or guardian,
                                        please give full title as such. If a
                                        corporation, please sign in full
                                        corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.)